Exhibit 99.1

Living Biofactories in Your Prescription Bottle?

Belgium’s ActoGeniX to Join Intrexon

Bringing New Generation of Orally Delivered Biotherapeutics

GERMANTOWN, MD, and GHENT, BELGIUM, February 13, 2015 – Intrexon Corporation (NYSE: XON), a leader in synthetic biology, today announced it has entered into a definitive agreement to acquire ActoGeniX, a European clinical stage biopharmaceutical company forging a new frontier in cellular therapeutics. The proprietary TopAct™ platform developed by ActoGeniX enables the molecular engineering of food-grade microbes (Lactococcus lactis) to generate biologically-contained ActoBiotics™ for in situ expression and secretion of novel biotherapeutic proteins and peptides including cytokines, enzymes, hormones, and monoclonal antibodies to the oral and gastrointestinal tract. This groundbreaking class of orally available biopharmaceuticals has the potential to facilitate targeted therapies against oral, gastrointestinal, metabolic, allergic and autoimmune diseases.

Intrexon’s exclusive channel collaborators currently utilize the Company’s suite of technologies in cellular and gene therapies for cancer, orphan genetic disorders, blindness, infectious diseases, tissue repair, as well as synthetic biology-mediated production of APIs. The addition of the ActoGeniX platform brings two more clinical stage assets to the Intrexon portfolio, and complements the broad collection of tools available for current and future partners to enable innovative solutions for the next generation of biotechnology. ActoBiotics™ offer the unique ability to deliver a vast number of biological and small molecule effectors selectively to the oral and gastrointestinal tract opening a pipeline of opportunities that cannot be achieved through customary delivery mechanisms like injectable medicines. By focusing on biopharmaceuticals with known pharmacological activity, documented efficacy and established safety profiles, the development risk for existing and potential partners is substantially lower than for newly discovered drug compounds.

“Together with Intrexon, our collective technologies have the potential to revolutionize treatment for an array of diseases through cost effective and efficacious biological therapies,” said Bernard Coulie, M.D., Ph.D., Chief Executive Officer of ActoGeniX. “Our validated cGMP manufacturing process is fully scalable, and the expertise of both companies will further advance our distinctive ability to deliver one or multiple biologics through an ActoBiotic™ at a cost of goods comparative to small molecules.”

“Oral administration of potent protein-based biopharmaceuticals with high selectivity and low inherent toxicity combined with targeted distribution permits ease of administration for patients with gastrointestinal disorders. With intervention focused at the site of pathology, these novel biotherapies have the potential to provide therapeutic effect beyond current treatment regimens,” added William J. Sandborn, M.D., Chief, Division of Gastroenterology, Professor of Medicine, University of California, San Diego.

ActoGeniX’s clinical stage products include AG013 which delivers a therapeutic peptide for the prevention and attenuation of oral mucositis, and AG014 which secretes anti-TNF-alpha Fab to treat inflammatory bowel disease with localized delivery minimizing systemic exposure. Data from the AG013 Phase IB trial were published in the journal Cancer, and the Phase I PK study of AG014 indicated the product is safe and well tolerated while providing prolonged gastrointestinal exposure. Other

ActoBiotics™ under development have shown positive efficacy data in animal models for allergic diseases, type 2 diabetes, as well as autoimmune disorders such as celiac disease and type 1 diabetes. With respect to type 1 diabetes, data on the effect of an ActoBiotic™ expressing the anti-inflammatory cytokine IL-10 combined with the auto-antigens pro-insulin or GAD-65 in an animal model have been published in the Journal of Clinical Investigation as well as Diabetes. ActoGeniX recently partnered with Stallergenes to develop first-in-class class oral allergy treatments after a successful Proof of Principle study, and it also has preclinical programs for the targeted modulation of the human microbiome whose imbalances are implicated in many disease areas.

“Utilization of living biofactories, whether through adoptive T-cell therapies, autologous fibroblast platforms, or food-grade microbes, is one of the principal objects of the engineering of biology, which we aspire to lead at Intrexon. The outstanding team at ActoGeniX is a welcome addition to assist us in this endeavor,” commented Randal J. Kirk, Chairman and Chief Executive Officer of Intrexon. “While the applications of this novel platform are substantial and readily apparent within the Health segment, its utility across our Food, Animal Health, and Consumer sectors has us equally excited.”

Pursuant to the definitive agreement, and subject to adjustment, ActoGeniX stockholders will receive approximately $30 million in cash and $30 million in Intrexon common stock. Consummation of the transaction, anticipated in the first quarter, is subject to customary closing conditions.

About ActoGeniX

ActoGeniX is a biopharmaceutical company focused on the development and commercialization of ActoBiotics™, a novel class of orally available biopharmaceuticals for the targeted treatment of severe diseases with a high medical need. ActoBiotics™ represent a novel concept for oral administration of therapeutic proteins, and are designed to be safer and more effective than injectable biopharmaceuticals. ActoBiotics™ can deliver a wide range of therapeutic peptides and proteins, including cytokines, enzymes, hormones and monoclonal antibodies.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Food, Energy, Environment, and Consumer sectors to create biologically-based products that improve the quality of life and the health of the planet. Through the Company’s proprietary UltraVector® platform and integrated technology suite, Intrexon provides its partners with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com.

Trademarks

Intrexon, UltraVector, LEAP and Better DNA are trademarks of Intrexon and/or its affiliates. ActoBiotics and TopAct are trademarks of ActoGeniX. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) Intrexon’s current and future ECCs and joint ventures; (ii) Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iii) actual or anticipated variations in Intrexon’s operating results; (iv) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (v) market conditions in Intrexon’s industry; (vi) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (vii) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (viii) the rate and degree of market acceptance of any products developed by a collaborator under an ECC or joint venture; (ix) Intrexon’s ability to retain and recruit key personnel; (x) Intrexon’s financial condition and its estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and (xi) Intrexon’s expectations relating to Trans Ova, AquaBounty and any other consolidated subsidiaries including, upon the anticipated closing of the transaction, ActoGeniX. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intrexon’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

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For more information contact:

ActoGeniX Contacts:

Corporate Contact:

Dr. Bernard Coulie

Chief Executive Officer, ActoGeniX

Tel: +32 (0) 9 261 06 00

bernard.coulie@actogenix.com

Press Contact:

Europe

Luc Osselaer

Across Group

Tel: +32 (0) 476 45 15 01

luc.osselaer@a-cross.com

US

Paula Schwartz

Rx Communications Group

Tel: +1 (917)-322-2216

pschwartz@rxir.com

Intrexon Corporation Contacts:

Corporate Contact:

Marie Rossi, Ph.D.

Senior Manager, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com

Investor Contact:

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

Investors@intrexon.com